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                            TAM LOAN AGREEMENT (TERM)



         Loan Agreement ("Agreement"), dated as of October 31, 1997, by and between TAM RESTAURANT HOLDING CORP., a Delaware corporation ("Borrower"), and each of ARBCO ASSOCIATES, L.P. and KAYNE, ANDERSON NON-TRADITIONAL INVESTMENTS, L.P., each a California limited partnership (each a "Lender" and, together, "Lenders").

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATIONS

         For purposes of this Agreement, the following terms shall have the following meanings:

         1.1. DEFINITIONS. The definitions set forth in the Recitals are incorporated herein by reference.

                  "Agreement" shall mean this Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, or amended.

                  "Affiliate" shall mean any person or business entity, directly or indirectly, related to, in control of, controlled by or under the common control of any other person, or of a successor thereof, whether through merger, consolidation, transfer of assets or otherwise.

                  "American Park Restaurant Operating Profit" shall mean all earnings of Borrower's American Park Restaurant (or as otherwise named) to be opened in Battery Park, (Manhattan) New York City before any allocation thereto of corporate overhead expense and before interest, taxes, depreciation and amortization, all in accordance with GAAP.

                  "Assets" shall have the meaning usually given that term in accordance with GAAP, but shall exclude sums due to Borrower from Affiliates (other than subsidiaries) of Borrower.

                  "Business Day" shall mean a day of the year on which banks are not required or authorized to close in California.

                  "Contingent Liabilities" shall mean all contingent liabilities as determined and computed in accordance with GAAP.

                  "Current Assets" shall mean all current assets as determined and computed in accordance with GAAP (excluding loans to officers and employees).


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                  "Current Liabilities" shall mean all current liabilities as determined and computed in accordance with GAAP.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and, unless the context otherwise requires, the regulations thereunder.

                  "Event of Default" shall mean any of those events specified in
Article V hereof.

                  "Financial Statements" shall mean balance sheets, income statements, reconciliation of capital structure, statements of sources and applications of funds together with appropriate notes and footnotes in accordance with GAAP. Quarterly Financial Statements provided each Lender in accordance with this Agreement may be unaudited and annual Financial Statements shall be audited.

                  "GAAP" shall mean generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of Borrower, except for changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing.

                  "Governmental Agency" or "Government Agency" shall mean any federal, state or local governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, court, administrative tribunal, or public utility.

                  "Guarantor" shall mean Frank Cretella, an individual.

                  "Guaranty" shall mean the Continuing Guaranty of Guarantor, in the form attached hereto as Exhibit B.

                  "Insurance Policies" shall mean any of the policies of insurance specified in Section 4.01.

                  "Laws" shall mean, collectively, all federal, state, and local laws, rules, regulations, ordinances and codes.

                  "Liabilities" shall have the meaning usually given that term in accordance with GAAP.

                  "Loan" shall mean the loan described in Article III of this Agreement in a principal amount of $1,000,000.00.

                  "Loan Documents" shall mean the Note, the Guaranty, the Pledge and Security Agreement, the Warrant, this Agreement, and such other documents as Lenders may require Borrower to give or cause to be given to Lenders as evidence of and/or security for the Loan and the Guaranty.

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                  "Loan Proceeds" shall mean all funds advanced by Lenders as a
Loan to Borrower under this Agreement.

                  "Maturity Date" shall mean the date which is 19 months following the date on which the Loan is made in the event that Borrower shall have made an offering of its common stock to the public pursuant to the Securities Act of 1933, as amended, prior to April 15, 1998; otherwise, the Maturity Date shall mean July 15, 1998.

                  "Note" shall mean a Promissory Note in the form attached hereto as Exhibit A, made by Borrower to the order of each Lender, evidencing the Loan.

                  "Organizational Documents" shall mean:

                  (a) Articles of Incorporation, By-Laws and current Good Standing Certificates of Borrower.

                  (b) Certified resolutions of Borrower's board of directors, in form and substance satisfactory to Lender, affirming the authority of Borrower to borrow and guarantee the Loan and enter into the Loan Documents, and affirming the names and signatures of the officers of Borrower authorized to execute documents in connection with the Loan.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor established under ERISA.

                  "Person" shall mean an individual, corporation, partnership, joint venture, trust or unincorporated organization or a Government Agency.

                  "Plan" shall mean an employee benefit plan or other plan maintained for employees of Borrower and covered by Title IV of ERISA.

                  "Pledge and Security Agreement" shall mean the Pledge and Security Agreement between Guarantor and Lenders in the form attached hereto as Exhibit C.

                  "Warrant" shall mean the Warrant to purchase shares of the Borrower's common stock in the form attached hereto as Exhibit D.

         1.2. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the Financial Statements referred to in Section 4.10 and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

         1.3. USE OF DEFINED TERMS. Any defined terms used in the plural shall include the singular and such terms shall encompass all members of the relevant class.

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         1.4. SCHEDULES AND EXHIBITS. All schedules and exhibits to this
Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by reference.

         1.5. REFERENCES. Any reference to this Agreement or any other document shall include such document both as originally executed and as it may from time to time be supplemented and modified. References herein to Articles, Sections and Exhibits shall be construed as references to this Agreement unless a different document is named.

         1.6. OTHER TERMS. The term "document" is used in its broadest sense and encompasses agreements, certificates, opinions, consents, instruments and other written material of every kind. Unless otherwise expressly stated, the terms "including" and "include" shall mean "including (include), without limitation."


                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

         Borrower hereby represents and warrants to Lenders as of the date of this Agreement, the date the Loan Proceeds are disbursed to Borrower, and each and every date during the existence of the Loan, or any portion thereof, as the context admits or requires, that:

         2.1. BORROWER'S CAPACITY. Borrower is and shall continue to be a corporation, duly organized and existing under the Laws of the State of Delaware, and duly qualified to do business in any state in which the nature of its business requires it to be so qualified.

         2.2. VALIDITY OF LOAN DOCUMENTS. The Loan Documents are and shall continue to be in all respects valid and binding on Borrower and, as applicable, on Guarantor, according to their terms, subject to all Laws, including equitable principles, insolvency laws, and other matters applying to creditors generally; provided, however, that the implementation of such Laws do not and will not affect the ultimate realization of the security afforded thereby. The execution, delivery and performance by Borrower of the Loan Documents have been duly authorized by all necessary action and do not and will not:

                  (a) Violate any provision of the Organizational Documents or other agreements to which Borrower is a party or by which it is bound;

                  (b) Result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest, claim, charge, right of others or other encumbrance of any nature (other than under the Loan Documents) upon or with respect to any property now owned or leased or hereafter acquired by Borrower;

                  (c) Violate any provision of any Laws or of any rule, regulation, order, writ, judgment, injunction, decree, determination, or award; or

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                  (d) Result in a breach of or constitute a default under, cause or permit the acceleration of any obligation owed under, or require any consent under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower is a party or by which Borrower or any property of Borrower is bound or affected.

         2.3.     BORROWER AND GUARANTOR NOT IN DEFAULT OR VIOLATION.
Neither Borrower nor Guarantor is, or prior to full repayment of the Loan will be, in default under or in violation of any Laws, order, rule, regulation, writ, judgment, injunction, decree, determination or award which in any way relate to the Loan or the Guaranty. No event has occurred and is continuing, or would result from the making of the Loan or an advance of funds hereunder, which constitutes an Event of Default, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         2.4. NO APPROVALS REQUIRED. Borrower does not require any authorization, consent, approval, order, license, exemption from, or filing, registration, or qualification with, any Governmental Agency or any other party in connection with the execution, delivery or performance by Borrower of the Loan Documents.

         2.5. TAX LIABILITY. Borrower has filed and shall file all tax returns (federal, state, and local), if any, required to be filed and has paid and shall pay all taxes shown thereon to be due and all property taxes due, including interest and penalties, if any.

         2.6. FINANCIAL STATEMENTS. All Financial Statements, tax returns and other financial information of Borrower which have been provided to Lender fairly present the financial position of Borrower at the respective dates of their preparation. Since the dates of such Financial Statements, tax returns and other financial information, there has been no material adverse change in the financial condition of Borrower.

         2.7. PENDING LITIGATION. Except as set forth on Schedule 2.07, there are no actions, suits, or proceedings pending, or to the knowledge of Borrower threatened, against or affecting the Borrower or Guarantor, or involving the validity or enforceability of any of the Loan Documents or the priority of the lien thereof, at Law or in equity, or before or by any Governmental Agency, except actions, suits, and proceedings that are fully covered by insurance or which, if adversely determined, would not substantially impair the ability of Borrower and Guarantor to perform each and every one of its obligations under and by virtue of the Loan Documents; and Borrower and Guarantor is not in default with respect to any order, writ, injunction, decree, or demand of any court or any Governmental Agency.

         2.8. COMPLIANCE WITH ERISA. Borrower does not and shall not maintain any employee benefit plan or other plan maintained for employees of Borrower which is or might be deemed to be covered by Title IV of ERISA, except plans that are or shall be in compliance with all applicable provisions of ERISA. No Reportable Event has occurred or is continuing with respect to any Plan.

         2.9. SOLVENCY. Borrower is and shall continue to be able to pay its debts as they mature and the realizable value of its Assets is, and at all times that it may have obligations hereunder shall continue to be, sufficient to satisfy any and all obligations hereunder.

         2.10. PRINCIPAL PLACE OF BUSINESS. The principal place of business of Borrower is, and will continue to be, as set forth underneath the signature of Borrower at the end of this Agreement. In the event that Borrower hereafter intends to move its principal place of business, it shall first give at least 30 days' prior written notice to Lender of its intention so to move, the date that such move is anticipated, and its new address.

         2.11. PERMITS. Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, that are necessary to conduct its business substantially as now conducted and as presently proposed to be conducted, and, except as set forth on Schedule 2.11, Borrower is not in material violation of any valid rights of others with respect to any of the foregoing.


                                   ARTICLE III

                                    THE LOAN

         3.1. THE LOAN. Lenders agree, on the terms and conditions hereinafter set forth, to make, or to cause one or more of its Affiliates to make, the Loan provided for in this Article. Each Lender will participate equally in the Loan.

         3.2. NOTE. The Loan shall be evidenced by a Note payable to each Lender. Each payment under the Loan shall be evidenced and recorded by the Lender to which such payment is made on such Lender's records, which recordation shall be prima facie evidence of such payment; provided, however, that the failure by a Lender to make any such recordation shall not limit or otherwise affect the obligation of Borrower hereunder or under either Note.

         3.3. INTEREST. Interest on the outstanding principal balances under the Notes shall accrue at the rates provided for in the Notes and shall be paid as provided for in the Notes.

         3.4. USE OF PROCEEDS. The Loan Proceeds shall be used by Borrower for the purpose of constructing and opening the American Park Restaurant in Battery Park, New York City.

         3.5. CONDITIONS PRECEDENT TO LOAN. The obligation of Lenders to make the Loan is subject to and expressly conditioned on each of the following:

                  (a) Borrower, at its sole expense, shall deliver to each Lender, at its office in Los Angeles, California, on or before the date of advance of any Loan Proceeds, the following, in form and substance satisfactory to such Lender, in Lender's sole opinion and judgment: (i) this Loan Agreement;
(ii) a Note; (iii) a Guaranty; (iv) a Pledge and Security Agreement; (v) a

Warrant; (vi) certified copies of resolutions of Board of Directors of Borrower; and (vii) such additional assignments, agreements, certificates, reports, approvals, instruments, documents, financing statements, consents, and opinions as such Lender may request.

                  (b) Review and approval by each Lender, its counsel, or both, of true and correct copies of Borrower's Organizational Documents, and all other Loan Documents;

                  (c) Review and approval by each Lender of true and correct copies of Financial Statements of Borrower; and

                  (d) No suit, action, or other proceeding of material consequence shall be pending or threatened which seeks to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or to obtain damages or other relief in connection therewith;

         3.6.     LIMITATIONS ON ADVANCES AND PAYMENTS.

                  (a) The Loan Proceeds shall be disbursed to Borrower by wire transferring the Loan Proceeds to or for the benefit of Borrower in accordance with wire transfer instructions to be provided by Borrower to Lenders.

                  (b) The principal amount of the Notes may be prepaid upon and subject to the terms and conditions of the Notes.

                  (c) Payments shall be as provided for in the Notes.

                  (d) Borrower hereby authorizes each Lender, if and to the extent any payment of principal or interest or sum otherwise due hereunder is not promptly made pursuant to such Lender's Note, and to the extent of any obligation of Borrower to such Lender under this Agreement or any other agreement, to charge against any account of Borrower with Lender an amount equal to part or all of the principal costs and expenses, and accrued interest from time to time due and payable to such Lender under the Note or otherwise. Such Lender is under no obligation to charge such past due payments against any account of Borrower, but may elect to do so in its sole and absolute opinion and judgment.

         3.7. GUARANTY. As further support for the payment of the Notes and performance of this Loan Agreement, Guarantor shall guarantee payment of interest and costs of collection pursuant to the Guaranty and, to secure its obligations thereunder, shall enter into, together with his spouse, the Pledge and Security Agreement, pledging to Lender as security 362,705 shares (which are anticipated to become, pursuant to a planned reverse split of Borrower's common stock, 200,000 shares) of common stock of Borrower.

                                   ARTICLE IV

                              BORROWER'S COVENANTS


         In addition to anything else herein stated, Borrower agrees:

         4.1. INSURANCE. To obtain and at all times maintain hazard and liability insurance in amount, form and issued by a company or companies satisfactory to Lender. The insurance is to include business interruption, boiler and machinery and glass insurance. Said liability insurance is to include, but not be limited to, worker's compensation and employer's liability insurance. Upon a Lender's request, all policies or a certificate acceptable to such Lender shall be delivered to it together with evidence of payment of premium thereon and an agreement to give such Lender at least 30 Business Days' prior notice of any material changes, termination, or expiration of the policies.

         4.2. RIGHT OF ENTRY. Each Lender and each Lender's employees or agents shall have the right at all times to enter upon Borrower's premises for whatever purpose such Lender deems appropriate, including, without limitation, inspection of the premises and the posting of such notices and other written or printed material thereon as such Lender may deem appropriate or desirable.

         4.3. LENDER MAY EXAMINE BOOKS AND RECORDS. Each Lender shall have the right, from time to time, acting by and through its employees or agents, to examine the books, records, and accounting data of Borrower and Guarantor, and to make extracts therefrom or copies thereof. Borrower shall, and shall cause Guarantor to, promptly make such books, records, and accounting data available to each Lender, as stated above, upon written request, and upon like request shall promptly advise such Lender, in writing, of the location of such books, records, and accounting data.

         4.4. NO AUTOMATIC SET-OFF. The existence of the deposit or other accounts of Borrower with either Lender and/or the fact of any sum or sums being on deposit in any such account shall in no way constitute a set-off against or be deemed to compensate the obligation of the Loan or any payment or performance due under this Agreement or any of the other Loan Documents, unless and until such Lender, by affirmative action, shall so apply said account or any portion thereof and then only to the extent thereof so designated by such Lender.

         4.5. PAYMENT OF TAXES. Borrower shall pay and discharge all taxes, assessments, and governmental charges or levies imposed on Borrower or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid might become a lien or charge of a material nature upon any of its properties, provided that Borrower shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it maintains adequate reserves with respect thereto, which reserves shall be segregated and maintained in such accounts and upon such conditions as may be designated by Lender from time to time.

         4.6. PRESERVATION OF EXISTENCE. Borrower shall preserve and maintain its corporate existence, right, franchises and privileges in the State of Delaware and qualify and remain qualified as a foreign corporation, in any jurisdiction in which such qualification is or may be necessary, in view of Borrower's business and operations or the ownership of its properties.

         4.7. COMPLIANCE WITH LAWS AND CONTRACTS. Except as described on
Schedule 2.11, Borrower shall comply with the requirements of all applicable Laws and orders of any Governmental Agency, provided that if Borrower has not so complied by the date prescribed in any such Law or order, regulation, Borrower shall comply therewith by the date set forth in any order of the Governmental Agency charged with the enforcement of such Law, rule or regulation if such date is later, and comply with all contracts, agreements, indentures or instruments by which it is bound.

         4.8. MAINTENANCE OF PROPERTY. Borrower shall maintain and preserve, or cause to be maintained and preserved, its Assets and every part thereof, in good working order and condition, ordinary wear and tear excepted.

         4.9. LIMITATION OF DISPOSITION OF ASSETS. Except for personal property sold, leased or otherwise disposed of in the ordinary course of business, Borrower shall not, prior to repayment in full of the Loan, convey, sell, lease or otherwise dispose of all or substantially all of its Assets without the prior written consent of the general partner of Lenders.

         4.10. REPORTING REQUIREMENTS. So long as Borrower shall have any obligation to Lender under this Agreement, Borrower shall deliver to the Lenders each of the following financial statements and reports:

                  (a) As soon as practicable and in any event within five days after Borrower knows or should reasonably have known of the commencement of any action or proceeding against it or Guarantor, which action or proceeding could materially impact the payment or performance by Borrower or Guarantor under the Loan Documents or the Guaranty, as applicable (except actions or proceedings seeking money judgment that are fully insured or bonded), a report of the commencement of such action or proceeding containing a statement signed by the principal financial officer of Borrower or by Guarantor setting forth details of such action or proceeding and any action Borrower or such Guarantor proposes to take with respect thereto;

                  (b) Within five days of the occurrence of any Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, a report regarding such Event of Default or event setting forth details and describing any action which Borrower proposes to take with respect thereto, signed by an officer of Borrower;

                  (c) Any change in name of Borrower (other than to TAM Restaurants, Inc.) or use of any trade names or trade styles not presently used;

                  (d) As soon as practicable and in any event within 60 days after the end of each quarter of each fiscal year of Borrower, the balance sheet and a statement of earnings and surplus of Borrower as of the end of and for each such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the principal financial officer of Borrower as having been prepared in accordance with GAAP consistent with those applied in the preparation of the Financial Statements referred to in Section 4.10(e), together with a certificate of said officer stating that he has no knowledge that an Event of Default, or any event which, with notice or lapse of time, or both, would constitute an Event of Default or, if an Event of Default or such event has occurred and is continuing, a statement as to the nature thereof and the action which Borrower proposes to take with respect thereto and a certificate of the said officer certifying Borrower's compliance with all covenants contained herein;

                  (e) As soon as available and in any event within 120 days after the end of each fiscal year of Borrower, a copy of the Financial Statements for such year, certified by BDO Seidman LLP or such other independent certified public accountants of recognized standing reasonably acceptable to the general partner of Lenders;

                  (f) Within 60 days after the end of each fiscal year, a certificate of the president and principal financial officer of Borrower stating that neither such officer has any knowledge that an Event of Default or any event which, with notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing, or if, in the opinion of either such officer, an Event of Default or such an event has occurred and is continuing, a statement as to the nature thereof;

                  (g) Promptly upon receipt thereof, one copy of any other report submitted to Borrower by independent accountants in connection with any annual, interim or special audit made by them of the books of Borrower;

                  (h) Within five business days of becoming aware of any developments or other information which may materially and adversely affect Borrower's or Guarantor's properties, business, prospects, profits or condition (financial or otherwise) or Borrower's or Guarantor's ability to perform this Agreement or the other Loan Documents, telephonic or telegraphic notice specifying the nature of such development or information and such anticipated effect, which shall be promptly confirmed in writing; and

                  (i) Such other information respecting the business, properties or the condition or operations, financial or otherwise, of Borrower as either Lender may from time to time reasonably request.

         4.11. RESTRICTION ON SENIOR DEBT. Borrower shall not, without the prior written consent of the general partner of Lenders, incur any additional indebtedness not existing on the date hereof, unless (a) such indebtedness is indebtedness to trade creditors incurred in the ordinary course of business, (b) such indebtedness is expressly subordinated in right of payment to the Loan pursuant to an instrument of subordination satisfactory in form and substance to Lenders or (c) all of the proceeds of each indebtedness are used to prepay, in whole or in part, the Loan.

         4.12. DIRECTORSHIP. So long as the Loan or any portion thereof is outstanding or Lenders (and their affiliates) hold, or have the right to require upon exercise of Warrants or any other warrants, an aggregate of at least 362,705 shares (as such number shall be adjusted to account for the planned reverse stock split, or any other stock split or similar action) of common stock of Borrower, management of Borrower shall use its best efforts to assure that a representative designated by the general partner of Lenders is nominated and elected to the Board of Directors of Borrower. Borrower acknowledges that Guarantor (and his spouse) shall vote all of their shares of common stock of Borrower in favor of the election of such designee. Kayne Anderson's initial designee shall be Ken Harris and any subsequent designee shall be an individual reasonably acceptable to Borrower.


                                    ARTICLE V

                                EVENTS OF DEFAULT

         An "Event of Default" shall be deemed to have occurred hereunder if:

         5.1. DEFAULT UNDER LOAN DOCUMENTS. Borrower shall fail to pay principal or interest, or both, when due under the terms of either Note; or Borrower shall fail to perform or observe any term, covenant, or agreement contained in this Agreement or in any of the other Loan Documents, which failure may be cured by the payment of money, and, in any of such events, such failure shall continue for a period of 10 days from the date such payment or performance was due; or Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement or in any of the other Loan Documents, which failure cannot be cured by the payment of money and, unless otherwise provided in this Agreement, such failure shall continue for a period of 30 days after either Lender shall have given written notice to Borrower specifying such default; or

         5.2. BREACH OF WARRANTY. Any warranties or representations made or agreed to be made in this Agreement or in any of the other Loan Documents shall be breached in any material respect or shall prove to be false or misleading in any respect when made; or

         5.3. LITIGATION AGAINST BORROWER OR GUARANTOR. Any suit shall be filed against Borrower or Guarantor, which, if adversely determined, could substantially impair the ability of Borrower or Guarantor to perform any or all of its obligations under and by virtue of this Agreement or any of the other Loan Documents, unless Borrower or Guarantor furnishes to Lenders an officer's certificate certifying a resolution of Borrower's Board of Directors or an opinion of legal counsel, to the satisfaction of Lenders (and their counsel), that, in the judgment of such Board of Directors or legal counsel, as applicable, the suit is essentially without merit; or

         5.4. BANKRUPTCY. Borrower or Guarantor shall fail to pay its debts as they become due, or shall make an assignment for the benefit of its creditors, or shall admit, in writing, its inability to pay its debts as they become due, or shall file a petition under any chapter of the Federal Bankruptcy Code or any similar law, now or hereafter existing, or shall become "insolvent" as that term is generally defined under the Federal Bankruptcy Code, or shall in any involuntary bankruptcy case commenced against it file an answer admitting insolvency or inability to pay its debts as they become due, or shall fail to obtain a dismissal of such case within 30 calendar days after its commencement or convert the case from one chapter of the Federal

Bankruptcy Code to another chapter, or be the subject of an order for relief in such bankruptcy case, or be adjudged a bankrupt or insolvent, or shall have a custodian, trustee, or receiver appointed for, or have any court take jurisdiction of, its properties, or any part thereof, in any voluntary or involuntary proceeding, including, but not limited to, those for the purpose of reorganization, arrangement, dissolution, or liquidation, and such custodian, trustee, or receiver shall not be discharged, or such jurisdiction shall not be relinquished, vacated, or stayed within 30 days after the appointment; or

         5.5. BORROWER STATUS. Without each Lender's prior written consent, Borrower shall be liquidated, dissolved, or fail to maintain its status as a going concern; or

         5.6. ATTACHMENT. Any proceeding shall be brought, the object of which is that any part of either Lender's commitment to make the advances of Loan Proceeds hereunder shall at any time be subject or liable to attachment or levy by any creditor of Borrower; or

         5.7. MISREPRESENTATION AND/OR NON-DISCLOSURE. Any statements or disclosures made by Borrower or Guarantor in order to induce either Lender to make the Loan and enter into this Agreement shall have been material misrepresentations or Borrower or Guarantor shall have failed to disclose any material fact; or

         5.8. ERISA. Any of the following events occur or exist with respect to
Borrower:

                  (a) Any Reportable Event with respect to any Plan;

                  (b) The filing under Title IV of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

                  (c) Any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings for the termination of, or for the appointment of a trustee to administrate any Plan, or the institution by the PBGC of any such proceeding; or

         5.9. FINANCIAL CONDITION. There shall be any material adverse changes in Borrower's or Guarantor's financial condition.


                                   ARTICLE VI

                                    REMEDIES

         6.1. CEASE PAYMENT AND/OR ACCELERATE. Upon, or at any time after, the occurrence of an Event of Default or upon the occurrence of a default in any other joint and/or several obligation or obligations of the Borrower or Guarantor, to either Lender, Lenders shall have no obligation to make any further advances of Loan Proceeds, all sums disbursed or advanced by Lenders and all accrued and unpaid interest thereon shall, at the option of Lenders, become immediately due and payable, Lenders shall be released from any and all obligations to

Borrower under the terms of this Agreement, and Lenders shall be entitled to collect interest at the default rate specified in the Notes and to require Borrower to make the monthly payments specified in the Notes.

         6.2. RIGHTS AND REMEDIES NON-EXCLUSIVE. In addition to the specific rights and remedies hereinabove mentioned, each Lender shall have the right to avail itself of any other rights or remedies to which it may be entitled, at Law or in equity, including, but not limited to, the right to realize upon any or all of its security and/or the right to enforce the Guaranty, and to do so in any order. Furthermore, the rights and remedies set forth above are not exclusive, and each Lender may avail itself of any individual right or remedy set forth in this Agreement, or available at Law or in equity, without utilizing any other right or remedy. Notwithstanding the foregoing, Lender shall forbear from availing itself of any remedies to which it may be entitled so long as the Borrower continues to timely pay to both Lenders interest payments at the default rate and the monthly payments referred to in Section 6.01.


                                   ARTICLE VII

                      GENERAL CONDITIONS AND MISCELLANEOUS

         7.1. NONLIABILITY OF LENDERS. Borrower acknowledges and agrees that by accepting or approving anything required to be observed, performed, fulfilled, or given to Lenders pursuant to this Agreement or the other Loan Documents, including any certificate, Financial Statement, appraisal or insurance policy, Lenders shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation to anyone with respect thereto by Lenders.

         7.2. NO THIRD PARTIES BENEFITED. This Agreement is made for the purpose of defining and setting forth certain obligations, rights, and duties of Borrower and Lenders in connection with the Loan. It shall be deemed a supplement to the Notes and the other Loan Documents, and shall not be construed as a modification of the Notes or the other Loan Documents, except as provided herein. It is made for the sole protection of Borrower and Lenders, and each Lender's successors and assigns. No other person shall have any rights of any nature hereunder or by reason hereof or the right to rely hereon. In the event of a conflict between this Agreement and the Notes, the provisions of the Notes shall control.

         7.3. INDEMNITY BY BORROWER. Borrower hereby indemnifies and agrees to hold harmless each Lender and its partners, directors, officers, agents and employees (individually and collectively the "Indemnitee(s)") from and against:

                  (a) Any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any person if the claim, demand, action or cause of action, directly or indirectly, relates to a claim, demand, action or cause of action that the person has or asserts against Borrower; and

                  (b) Any and all liabilities, losses, costs or expenses (including court costs and attorneys' fees) that any Indemnitee suffers or incurs as a result of the assertion of any claim, demand, action or cause of action specified in this Section 7.03.

         7.4. TIME IS OF THE ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof. The waiver by either Lender of any breach or breaches hereof shall not be deemed, nor shall the same constitute, a waiver of any subsequent breach or breaches.

         7.5. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding on and inure to the benefit of Borrower and Lenders and their respective successors and assigns, except that Borrower may not assign its rights hereunder or any interest herein without the prior written consent of each Lender. Each Lender shall have the right to assign its rights under this Agreement or the other Loan Documents and to grant participations in the Loan to others, but all waivers or abridgements of Borrower's obligations that may be granted from time to time by such Lender in writing, shall be binding upon such assignees or participants.

         7.6. EXECUTION IN COUNTERPARTS. This Agreement and any other Loan Document, except the Notes, may be executed in any number of counterparts, and any party hereto or thereto may execute any counterpart, each of which, when executed and delivered, will be deemed to be an original, and all of which counterparts of this Agreement or any other Loan Document, as the case may be, taken together will be deemed to be but one and the same instrument. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereon or thereof, as the case may be, have been executed by all the parties hereto or thereto.

         7.7. INTEGRATION; AMENDMENTS; CONSENTS. This Agreement, together with the documents referred to herein, constitutes the entire agreement of the parties touching upon the subject matter hereof, supersedes any prior negotiations or agreements on such matter, and, in particular, supersedes the commitment letter or other correspondence or communication from Lenders (or their general partner) to Borrower. No amendment, modification or supplement of any provision of this Agreement or any of the other Loan Documents shall be effective unless in writing, signed by Lenders and Borrower; and no waiver of any of Borrower's or Guarantor's obligations under this Agreement or any of the other Loan Documents or consent to any departure by Borrower or Guarantor therefrom shall be effective unless in writing, signed by Lenders, and then only in the specific instance and for the specific purpose given.

         7.8. COSTS, EXPENSES AND TAXES. Borrower shall pay to each Lender, on demand:

                  (a) The attorneys' fees and out-of-pocket expenses incurred by such Lender in connection with the negotiation, preparation, execution, delivery and administration of this Agreement and any other Loan Document and any matter related thereto;

                  (b) The costs and expenses of such Lender in connection with the enforcement of this Agreement and any other Loan Document and any matter related thereto, including the fees and out-of-pocket expenses of any legal counsel (including those of in-house counsel), independent public accountants, appraisers and other outside experts retained by such Lender; and

                  (c) All costs, expenses, fees, premiums and other charges relating to or arising from this Agreement or any of the other Loan Documents or any transactions contemplated hereby or thereby or the compliance with any of the terms and conditions hereof or thereof.

         All sums payable under this Section 7.08 may be deducted from the Loan Amount in the discretion of Lenders.

         7.9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Borrower contained herein or in any other Loan Document shall survive the making of the Loan and the execution and delivery of the Notes, and are material and have been or will be relied upon by Lenders, notwithstanding any investigation made by Lenders or on behalf of Lenders. For the purpose of this Agreement, all statements contained in any certificate, agreement, Financial Statement, or other writing delivered by or on behalf of Borrower pursuant hereto or to any other Loan Document or in connection with the transactions contemplated hereby or thereby shall be deemed to be representations and warranties of Borrower contained herein or in the other Loan Documents, as the case may be.

         7.10. NOTICES. All notices, requests, demands, directions, and other communications provided for hereunder and under any other Loan Document (a "Notice"), must be in writing and must be mailed, telegraphed, delivered or sent by "fax," telex, cable or other form of electronic written communication to the appropriate party at its respective address set forth below or, as to any party, at any other address as may be designated by it in a written notice sent to the other parties in accordance with this Section.

         Any notice given by "fax," telegram, telex, cable or other form of electronic written communication must be confirmed within 48 hours by letter mailed or delivered to the appropriate party at its respective address. If any notice is given by mail, it will be effective three (3) calendar days after being deposited in the mails with first-class or air mail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by "fax," telex or other form of electronic written communication, when sent; or if given by personal delivery, when delivered.

         Such notices will be given to the following:

             To Lenders:         c/o Kayne Anderson Investment Management, Inc.
                                 1800 Avenue of the Stars, Second Floor
                                 Los Angeles, California 90067
                                 Attn:  David Shladovsky, General Counsel
                                 Fax:  (310) 284-6444



             To Borrower:        TAM Restaurant Holding Corp.
                                 1163 Forest Avenue
                                 Staten Island, New York 10310
                                 Attention:  Frank Cretella
                                 Fax:  (718) 448-3872

         7.11. FURTHER ASSURANCES. Borrower shall, at its sole expense and without expense to Lenders, do, execute and deliver such further acts and documents as Lender from time to time may reasonably require for the purpose of assuring and confirming unto Lender the rights hereby created or intended, now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Documents, or for assuring the validity of any security interest.

         7.12. GOVERNING LAW. The Loan shall be deemed to have been made in California, and this Agreement and the other Loan Documents shall be governed by and construed and enforced in accordance with the Laws of the State of California.

         7.13. SEVERABILITY OF PROVISIONS. If any provision of this Agreement or of any of the other Loan Documents is held to be inoperative, unenforceable or invalid, such provision shall be inoperative, unenforceable or invalid without affecting the remaining provisions; this Agreement and the other Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement or the other Loan Documents; and to this end the provisions of this Agreement and the other Loan Documents are declared to be severable, remaining in full force and effect.

         7.14. JOINT AND SEVERAL OBLIGATIONS. If this Agreement is executed by more than one person as Borrower, the obligations of each of such persons hereunder shall be joint and several obligations.

         7.15. CONSTRUCTION. Whenever the context of this Agreement requires, the singular shall include the plural and the masculine gender shall include the feminine and/or neuter.

         7.16. HEADINGS. Article and Section headings in this Agreement are included for convenience of reference only and are not part of this Agreement for any other purpose.

         IN WITNESS WHEREOF, Borrower and Lenders have hereunto caused this Agreement to be executed on the date first above written.


Lenders:

ARBCO ASSOCIATES, L.P., a California limited partnership KAYNE, ANDERSON NON-TRADITIONAL INVESTMENTS, L.P., a California limited partnership


By: KAYNE ANDERSON INVESTMENT MANAGEMENT, INC., a Nevada corporation, General Partner

By:    /s/ Richard A. Kayne
     ------------------------
Name:      Richard A. Kayne
Title:     President


Borrower:

TAM RESTAURANT HOLDING CORP., a Delaware corporation


By:    /s/ Frank Cretella
       -----------------------
Name:  Frank Cretella
Title: President and Chief Executive Officer

                                                                   SCHEDULE 2.07



         In July 1996, Lisa Lea, on behalf of her infant daughter Monicea Lea, and herself individually, filed a Notice of Claim against The City of New York and New York City Department of Parks alleging personal injury caused to the infant Monicea Lea resulting from a slip and fall on or near the premises of the Loeb Boathouse. The claimant has stated a claim for damages of $10,000,000. This matter is in the information gathering stage.

         In February 1997, a lawsuit entitled Sharon Porto and Salvatore Porto
v. Bay Landing Restaurant Corp. and Lundy Bros. Restaurant, was filed in the Supreme Court of New York, County of Kings. The plaintiffs allege personal injury caused to Sharon Porto as a result of a slip and fall at Lundy Bros. Restaurant in September 1996, and seek damages in the aggregate of $3,300,000. The Company is vigorously defending the lawsuit which is in its preliminary stages.

         In June 1997, a lawsuit entitled Ralph Guiffre and Lisa Guiffre v. Lundy's Management Corporation, Bay Landing Restaurant Corp., Sheepshead Restaurant Associates, Inc., Ralph Attanasia and Showcase Contracting Corporation, was filed in the Supreme Court of New York, County of Kings. The plaintiffs allege personal injury caused to Ralph Guiffre while performing construction work at the Lundy's Bros. Restaurant facility and seek damages in the aggregate amount of $11,000,000. The Company is vigorously defending the lawsuit which is in its preliminary stages.

         In August 1997, a lawsuit entitled Gloria Gentile and Anthony Gentile
v. The City of New York and Tam Restaurant Group, Inc., was filed in the Supreme Court of New York, New York County. The plaintiffs allege personal injury to Gloria Gentile resulting from a slip and fall while attending an engagement at the Loeb Boathouse and seek damages in the aggregate amount of $2,500,000. The Company is vigorously defending the lawsuit which is in its preliminary stages.

         The Company is unable at this time to evaluate the likelihood of an unfavorable outcome or to estimate the range of potential loss with respect to any of such lawsuits.

                                                                   SCHEDULE 2.11



                  The Company's license agreement with the New York City Department of Parks (the "Parks Department") to operate The Boathouse imposes certain requirements and operating restrictions on the Company, such as minimum hours of operation. Although certain aspects of the Company's operating practices are not in conformity with the terms of such license, the Company believes that the Parks Department is aware of its operating practices and the Parks Department has not objected to the variances from the terms of such license.

                              SCHEDULE OF EXHIBITS

                          Exhibit                Document

                             A                   Promissory Note

                             B                   Continuing Guaranty

                             C                   Pledge and Security Agreement

                             D                   Warrant

                                    EXHIBIT A

                                      NOTE

$500,000                                                       October 31, 1997
                                                                Los Angeles, CA

         TAM RESTAURANT HOLDING CORP., a Delaware corporation (the "Company"),
for value received, hereby promises to pay to the order of [Lender] ("    ")
or its assignes, at its principal office at Los Angeles, California, the principal sum of Five Hundred Thousand Dollars ($500,000) (or such lesser amount as may result from any repayment thereof), in lawful money of the United States and prior to noon, Los Angeles time, in funds which are immediately available in Los Angeles, California, payable on the Maturity Date, as such term is defined in the Loan Agreement, dated as of October 31, 1997, between the Company and each of Arbco Associates, L.P. and Kayne, Anderson Non-Traditional Investments, L.P. (the "Loan Agreement"), and to pay interest on the unpaid principal amount of this Note from the date hereof, in like money and funds, at said office, on the last day of each March, June, September and December commencing December 31, 1997, at a rate per annum (computed on the basis of a year of 365 days or 366 days, as the case may be) of ten percent (10%).

         If any payment to be made by the Company under this Note shall become due on a Saturday, Sunday or business holiday under the laws of the States of New York or California, such payment shall be made on the next succeeding business day, and any such extension of time shall be included in computing any interest in respect of such payment. The Company may at its option make prepayments on this Note before maturity as provided in the Loan Agreement.

         This Note is made pursuant to the Loan Agreement, and is entitled to the security and benefits therein provided.

         Upon the occurrence of an Event of Default specified in the Loan Agreement, as at any time amended, the principal hereof and accrued interest hereon may be declared to be and shall thereupon forthwith become due and payable, all as provided in the Loan Agreement, as at any time amended, and following such an Event of Default, so long as it is continuing, Borrower shall
(a) pay to lender interest on the unpaid principal amount of this Note and any accrued and unpaid interest thereon at the rate of fifteen percent (15%) per annum on the regular interest payment dates and (b) pay to Lender on the first day of each month an amount, to be applied to accrued interest and then to principal, equal to twenty-five percent (25%) of its American Park Restaurant Operating Profit for the previous month.

         This Note shall be construed and enforced in accordance with and governed by the laws of the State of California. The Company agrees to pay costs of collection and reasonable attorney's fees in case default is made in the payment of this Note.

TAM RESTAURANT HOLDING CORP.


By:
    --------------------------------------------
    Name:    Frank Cretella
    Title:   President & Chief Executive Officer

                                    EXHIBIT D

               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

No. __________                                     Number of Shares determined
                                                           as set forth herein

THIS WARRANT AND THE SHARES OF COMMON STOCK UNDERLYING THIS WARRANT (COLLECTIVELY, THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS, OR, IN THE WRITTEN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THE SECURITIES, SUCH OFFER, SALE, OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

         AS PARTIAL CONSIDERATION FOR LOAN PROCEEDS RECEIVED BY TAM
RESTAURANT HOLDING CORP., (THE "COMPANY") FROM KAYNE ANDERSON
INVESTMENT MANAGEMENT, INC. ("KAIM"), the Company hereby certifies that KAIM, or its permitted assigns (the "Holder"), subject to and in accordance with the terms and conditions of this Warrant, is or are entitled to purchase the Underlying Common Shares from the Company at the Exercise Price.

OTHER TERMS AND CONDITIONS

1.       Exercise of Warrant.

                  (a) Subject to the terms and conditions set forth herein, the Warrant is exercisable on or after the Exercise Date at the Exercise Price.

                  (b) This Warrant is exercisable other than on the Exercise Date only upon the occurrence of a Triggering Event.

                  (c) The Warrant shall terminate and become void as of the close of business on the Expiration Date.

                  (d) In order to exercise this Warrant, the Holder must surrender this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Section 10(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. Payment for the Underlying Common Shares shall be made by certified or official bank check, payable to the order of the Company. If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder is entitled to receive a new Warrant covering the number of Underlying Common Shares in respect of which this Warrant has not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Underlying Common Shares. Upon such exercise and surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay cash equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

2.       Certain Defined Terms

         As used in this Warrant, the following terms shall have the following meanings:

         "Aggregate Warrant Price" means the aggregate purchase price payable hereunder, being an amount equal to the product of the Exercise Price multiplied by the number of Underlying Common Shares.

         "Common Stock" means the Common Stock, par value $.0001 per share, of the Company and any other capital stock of the Company into which such common stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution of, such common stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

         "Exercise Price" means (i) if the Warrants are exercised prior to an Initial Public Offering, $5.00 per share of Underlying Common Shares, provided, however, if, thereafter, the Initial Public Offering Price of Common Shares is less than $5.00 per share, then a holder of Underlying Common Shares shall be entitled to receive from the Company at the time of the Initial Public Offering an amount which equals the product of (A) the difference of $5.00 less the Initial Public Offering Price multiplied by (B) the number of Underlying Common Shares owned by such holder; or (ii) if the Warrants are exercised subsequent to an Initial Public Offering, an amount per share of Underlying Common Shares equal to the Initial Public Offering Price.

         "Expiration Date" means the fifth anniversary of the Funding Date.

         "Exercise Date" means the earliest of (i) 365 days following the Funding Date, (ii) 90 days following an Initial Public Offering, or (iii) the day on which a Triggering Event occurs.

         "Funding Date" means the day on which the Company makes the loan contemplated under the Loan Agreement.

         "Initial Public Offering" means (i) the first time a registration statement filed under the Securities Act with the SEC respecting an offering of Common Stock (or securities convertible into, or exchangeable for, Common Stock or rights to acquire Common Stock or such securities), is declared effective and the securities so registered are issued and sold.

         "Initial Public Offering Price" mean the price per share of Common Stock paid to the Company in an Initial Public Offering.

         "Loan Agreement" means the Loan Agreement dated as of October 31, 1997 between the Company and each of Arbco Associates, L. P. and Kayne, Anderson Non-Traditional Investments, L.P.

         "Planned Reverse Split" means the reverse split of Common Stock at a rate of 1 to 1.8135268 shares expected to be effected by the Company at or about the time of its Initial Public Offering.

         "SEC" means the United States Securities and Exchange Commission.

         "Triggering Event" means (i) the voluntary or involuntary bankruptcy or insolvency of the Company or the approval by its stockholders of its dissolution, liquidation or winding up; or (ii) any merger, consolidation, statutory exchange, sale or conveyance described in Section 4(c) below.

         "Underlying Common Shares" means a number of shares of Common Stock equal to the quotient of $1 million divided by the Exercise Price.

3.       Reservation of Underlying Common Shares.

         The Company agrees that, prior to the Expiration Date, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the Underlying Common Shares of Common Stock and such amount of other securities and properties as from time to time shall be deliverable to the Holder upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer (except such as may be imposed under applicable federal and state securities laws) and free and clear of all preemptive rights and all other rights to purchase securities of the Company.

4.       Protection Against Dilution.

                  (a) If, at any time or from time to time after the date of this Warrant, the Company shall distribute to the holders of its outstanding Common Stock, (i) securities, other than shares of Common Stock, or (ii) property, other than cash dividends, without payment therefor, with respect to Common Stock, then, and in each such case, the Holder, upon the exercise of this Warrant, shall be entitled to receive the securities and property which the Holder would have held on the date of such exercise if, on the date of this Warrant, the Holder had been the holder of record of the number of shares of the

         Common Stock subscribed for upon such exercise and, during the period from the date of this Warrant to and including the Exercise Date, had retained such shares and the securities and properties receivable by the Holder during such period. Notice of each such distribution shall be forthwith mailed to the Holder.

                  (b) If, at any time or from time to time after the date of this Warrant, the Company shall (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Exercise Price in effect immediately prior to such action shall be adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned or been entitled to receive immediately following the happening of any of the events described above had such Warrant been exercised immediately prior thereto. Notwithstanding the foregoing, no adjustment shall be made for the Planned Reverse Split, which has been accounted for and is reflected in the terms of this Warrant, provided, however, that if the Planned Reverse Split is consummated at a ratio less favorable to the Holder, an adjustment shall be made pursuant to this Section 4(b) to provide Holder with economically equivalent rights. An adjustment made pursuant to this Section 4(b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Section 4(b), the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

                  (c) In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another entity (including any exchange effectuated in connection with a merger of any other corporation with the Company), the Holder of this Warrant shall have the right thereafter to convert such Warrant into the kind and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 4 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 4 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. In the event of a triangular merger in which the Company is the surviving corporation, the right to purchase Underlying Common Shares hereunder shall terminate on the date of such merger and thereupon this Warrant shall become null and void but only if the controlling corporation shall agree to substitute for this Warrant its warrant which entitles the holder thereof to purchase upon its exercise the kind and amount of shares and other securities and property which the holder would have owned or been entitled to receive had this Warrant been exercised immediately prior to such merger. The above provisions only apply to successive consolidations, mergers, statutory exchanges, sales or conveyances. Notice of any such consolidation, merger, statutory exchange, sale or conveyance, and of said provisions so proposed to be made, shall be mailed to the Holder not less than 20 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

                  (d) Anything in this Section 4 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

                  (e) Whenever the Exercise Price is adjusted as provided in this Section 4 and upon any modification of the rights of the Holder of this Warrant in accordance with Section 4, the Company shall, at its own expense, within 10 days of such adjustment or modification, deliver to the Holder of this Warrant a certificate of the Principal Financial Officer of the Company setting forth the Exercise Price and the number of Underlying Common Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring or permitting such adjustment or modification and the manner of computing the same. In addition, within thirty 30 days of the end of the Company's fiscal year following any such adjustment or modification, the Company shall, at its own expense, deliver to the Holder of this Warrant a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the same information as required by such Principal Financial Officer certificate.

                  (f) If the Board of Directors of the Company shall declare any dividend or other distribution in cash with respect to the Common Stock, other than out of earned surplus, the Company shall mail notice thereof to the Holder not less than 10 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

5.       Fully Paid Stock; Taxes.

         The Company agrees that the shares of the Common Stock represented by each and every certificate for Underlying Common Shares delivered on the exercise of this Warrant in accordance with the terms hereof shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable and not subject to preemptive rights or other contractual rights to purchase securities of the Company, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Exercise Price. The Company further covenants and agrees that it will pay, when due and payable, any and all federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Underlying Common Shares or certificate therefor.

6.       Registration Under Securities Act of 1933.

                  (a) (i) The Company agrees that if, at any time, the Company proposes to file with the SEC a registration statement (other than a registration statement for the Initial Public Offering or a registration statement on Form S-4 or S-8 or any corresponding future forms, or any other form for a limited purpose which excludes registration of the Underlying Common Shares, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation) in connection with the registration of its Common Stock, the Company shall give written notice of such proposed filing to all Holders of the Warrants and/or the Underlying Common Shares and shall use its reasonable efforts to include in such filing any proposed disposition of the Underlying Common Shares upon receipt by the Company of a written request therefor, given within 10 days after such notice is given by the Company, setting forth the facts with respect to such proposed disposition and all other information with respect to such person necessary to be included in such registration statement; provided that the Company shall have the right to postpone or withdraw any registration of its Common Stock (and the corresponding registration effected pursuant to this Section 5) without obligation to any such Holder (the "Piggy-Back Registration").

                           (ii) From time to time, the Holder may make a written request for registration under the Securities Act of its Underlying Common Shares (a "Demand Registration"). Any such request will specify the number of Underlying Common Shares proposed to be sold (the "Included Shares") and will also specify the intended method of disposition thereof. Upon receipt of such request for registration, the Company shall use its reasonable best efforts to effect, at the earliest possible date, such registration under the Securities Act of the Included Shares.

                  (b) Notwithstanding the foregoing, the Company shall not be required to include any Underlying Common Shares in an underwritten public offering unless each such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriter(s) selected by it, and then only in such quantity, if any, as will not, in the opinion of the managing underwriter, jeopardize or be detrimental to the success of the offering (including price) by the Company. In the event that the managing underwriter advises the Company in writing that the total amount of securities, including the Underlying Common Shares, requested to be included in such offering by all persons having registration rights with respect thereto exceeds the amount that the managing underwriter believes can be offered without jeopardizing or being detrimental to the success of such offering, the quantity of securities that the managing underwriter believes can be offered without causing such adverse effect shall be allocated first to the Company, then to the requesting Holders of Warrants and/or Underlying Common Shares and any other holders of Common Stock having registration rights with respect thereto as of the date hereof, and thereafter pro rata among other security holders of the Company possessing similar registration rights in accordance with their relative holdings, it being agreed to by the Company that no person who does not possess such registration rights shall be allowed to participate in the offering to the exclusion of any Underlying Common Shares requested to be included by any Holder, and such Underlying Common Shares shall be offered and sold on the same terms and conditions as the shares of Common Stock, if any, being offered by the Company in such offering. In the event that any of the Underlying Common Shares are registered in connection with the registration of an underwritten public offering (other than the Initial Public Offering) but are not included in such underwritten public offerings which are excluded from the offering shall be withheld from the market by each such Holder for a period, not to exceed 180 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering. The Company shall use its best efforts to keep effective any registration statement covering any of the Underlying Common Shares not subject to or included in an underwritten public offering for a period of 90 days after the later of the effective date of such registration statement or the date, if any, that the managing underwriter specifies to be the date upon which such Underlying Common Shares may be distributed; provided that the Company may keep such registration statement effective for a shorter period if all the Holders whose Underlying Common Shares were included in such registration statement have notified the Company in writing that the distribution of their Underlying Common Shares has been completed.

                  (c) Whenever the Company is required pursuant to the provisions of this Section 5 to include Underlying Common Shares in a registration statement, the Company shall (i) furnish each Holder of any such Underlying Common Shares and each underwriter of such Underlying Common Shares with such copies of the prospectus, including the preliminary prospectus, conforming to the Securities Act (and such other documents as each such Holder or each such underwriter may reasonably request) in order to facilitate the sale or distribution of the Underlying Common Shares, (ii) use its best efforts to register or qualify such Underlying Common Shares under the blue sky laws (to the extent applicable) of such jurisdiction or jurisdictions as the Holders of any such Underlying Common Shares and each underwriter of Underlying Common Shares being sold by such Holders shall reasonably request and
         (iii) take such other actions as may be reasonably necessary or advisable to enable such Holders and such underwriters to consummate the sale or distribution in such jurisdiction or jurisdictions in which such Holders shall have reasonably requested that the Underlying Common Shares be sold.

         Notwithstanding the foregoing, the Company shall not be required to register the Underlying Common Shares or perfect any exemption for the offering and sale of the Underlying Common Shares under (i) the securities laws of any foreign jurisdiction, (ii) the securities laws of any State, territory or possession of the United States in the event that registration or the perfection of any exemption under the law of any such State, territory or possession would, in the opinion of the Company, result in the imposition of unreasonable restrictions on the Company or its shareholders, officers, directors or employees or (iii) the securities laws of any state, territory or possession of the United States which would require the Company to file a general consent to service of process to qualify as a foreign corporation to do businesterritory or possession.

                  (d) To the extent permitted by applicable law, the Company shall pay all expenses incurred in connection with any registration or other action pursuant to the provisions of this Section, including the attorneys' fees (including those of in-house counsel) and expenses of the Holder(s) of the Underlying Common Shares covered by such registration incurred in connection with such registration or other action, other than underwriting discounts, commissions and non-accountable expense allowance and applicable transfer taxes relating to the Underlying Common Shares.

7.       Indemnification.

                  (a) To the extent permitted by applicable law, the Company agrees to indemnify and hold harmless each selling holder of Underlying Common Shares and each person who controls any such selling holder within the meaning of Section 15 of the Securities Act, and each and all of them, from and against any and all losses, claims, damages, liabilities or actions, joint or several, to which any selling holder of Underlying Common Shares or they or any of them may become subject under the Securities Act or otherwise and to reimburse the persons indemnified as above for any legal or other expenses (including the cost of any investigation and preparation) incurred by them in connection with any litigation or threatened litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement pursuant to which Underlying Common Shares were registered under the Act (a "registration statement"), any preliminary prospectus, the final prospectus or any amendment or supplement thereto (or in any application or document filed in connection therewith) or document executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify the Underlying Common Shares under the securities laws thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) the employment by the Company of any device, scheme or artifice to defraud, or the engaging by the Company in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in which the Company shall participate, in connection Underlying Common Shares; provided, however, that (i) the indemnity agreement contained in this Section 7(a) shall not extend to any selling holder of Underlying Common Shares in respect if any such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if (a) such statement or omission was based upon and made in conformity with information furnished in writing to the Company by a selling holder of Underlying Common Shares specifically for use in connection with the preparation of such registration statement, any final prospectus, any preliminary prospectus or any such amendment or supplement thereto or (b) such selling holder fails to deliver the final prospectus in connection with the transaction in conformity with the prospectus delivery requirements under the Securities Act. The Company agrees to pay any legal and other expenses for which it is liable under this Section 7(a) from time to time (but not more frequently than monthly) within 30 days after its receipt of a bill therefor.

                  (b) To the extent permitted by applicable law, each selling holder of Underlying Common Shares, severally and not jointly, will indemnify and hold harmless the Company, its directors, its officers who shall have signed the registration statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act and each agent and underwriter of the Company to the same extent as the foregoing indemnity from the Company, but in each case to the extent, and only to the extent, that any statement in or omission from or alleged omission from such registration statement, any final prospectus, any preliminary prospectus or any amendment or supplement thereto was made in reliance upon information furnished in writing to the Company by such selling holder specifically for use in connection with the preparation of the registration statement, any final prospectus or the preliminary prospectus or any such amendment or supplement thereto; provided, however, that the obligation of any holder of Underlying Common Shares to indemnify the Company under the provisions of this Section 7(b) shall be limited to the product of the number of Underlying Common Shares being sold by the selling holder and the market price of the Common Stock on the date of the sale to the public of these Underlying Common Shares. Each selling holder of Underlying Common Shares agrees to pay any legal and other expenses for which it is liable under this Section 7(b) from time to time (but not more frequently than monthly) within 30 days after receipt of a bill therefor.

                  (c) If any action is brought against a person entitled to indemnification pursuant to the foregoing Sections 7(a) or (b) (an "indemnified party") in respect of which indemnity may be sought against a person granting indemnification (an "indemnifying party") pursuant to such Sections, such indemnified party shall promptly notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party of any such action shall not release the indemnifying party from any liability it may have to such indemnified party otherwise than on account of the indemnity agreement contained in Sections 6(a) or (b). In case any such action is brought against an indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party against which a claim is to be made will be entitled to participate therein at its own expense and, to the extent that it may wish, to assume at its own expense the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that (i) if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based upon advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties and (ii) in any event, the indemnified party shall be entitled to have counsel chosen by such indemnified party participate in, but not conduct, the defense at the expense of the indemnifying party. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by they will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with proviso (i) to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of any action or proceeding effected without its written consent.

                  (d) In order to provide for just an equitable contribution in circumstances in which the indemnity agreement provided for in Section 7(a) is unavailable to a selling holder of Underlying Common Shares in accordance with its terms, the Company and the selling holder of Underlying Common Shares shall contribute to the aggregate losses, claims, damages and liabilities, of the nature contemplated by said indemnity agreement, incurred by the Company and the selling holder of Underlying Common Shares, in such proportions as is appropriate to reflect the relative benefits received by the Company and the selling holder of Underlying Common Shares from any offering of the Underlying Common Shares; provided, however, that if such allocation is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c), then the relative fault of the Company and the selling holder of Underlying Common Shares in connection with the statements or omissions which resulted in such losses, claims, damages and liabilities and other relevant equitable considerations will be considered together with such relative benefits.

                  (e) The respective indemnity and contribution agreements by the Company and the selling holder of Underlying Common Shares in Sections 7(a), (b), (c) and (d) shall remain operative and in full force and effect regardless of (i) any investigation made by any selling holder of Underlying Common Shares or by or on behalf of any person who controls such selling holder or by the Company or any controlling person of the Company or any director or any officer of the Company, (ii) payment for any of the Underlying Common Shares or (iii) any termination of this Agreement, and shall survive the delivery of the Underlying Common Shares, and any successor of the Company, or of any selling holder of Underlying Common Shares, or of any person who controls the Company or of any selling holder of Underlying Common Shares, as the case may be, shall be entitled to the benefit of such respective indemnity and contribution agreements. The respective indemnity and contribution agreements by the Company and the selling holder of Underlying Common Shares contained in Sections 7(a), (b), (c) and (d) shall be in addition to any liability which the Company and the selling holder of Underlying Common Shares may otherwise have.

8.       Limited Transferability.

                  (a) The Holder agrees that prior to making any transfer or disposition of the Warrant or the Underlying Common Shares or any interest therein, the Holder shall give written notice to the Company describing briefly the manner in which any such proposed transfer or disposition is to be made; and no such transfer or disposition shall be made if the Company has notified the Holder that in the opinion of counsel to the Company (i) a registration statement (or other notification or post-effective amendment thereto) under the Securities Act is required with respect to such transfer or disposition and no such registration statement has been filed by the Company with, and declared effective, if necessary, by, the Commission, or (ii) unfulfilled requirements under any federal, state or foreign securities laws prohibit or restrict the proposed transfer or disposition. The Company shall not be required to cause the Warrant or the Underlying Common Shares to be registered under any securities laws, except as provided in Section 5 above.

                  The Company may treat the registered holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All Warrants will be dated the same date as this Warrant.

                  (b) By acceptance hereof, the Holder represents and warrants that this Warrant is being acquired, and all Underlying Common Shares to be purchased upon the exercise of this Warrant will be acquired, by the Holder solely for the account of such Holder and not with a view to the distribution thereof and will not be sold or transferred except in accordance with the applicable provisions of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and the Holder agrees that neither this Warrant nor any of the Underlying Common Shares may be sold or transferred except under cover of a registration statement under the Act which is effective and current with respect to such Underlying Common Shares or pursuant to an opinion, in form and substance reasonably acceptable to the Company's counsel, that registration under the Act is not required in connection with such sale or transfer. Any Underlying Common Shares issued upon exercise of this Warrant shall bear the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THE SHARES REPRESENTED BY THIS CERTIFICATE, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH."

9.       Intentionally Left Blank









10.      Loss, etc., of Warrant.

         Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

11.      Warrant Holder Not Shareholders.

         Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

12.      Communication.

         No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

          a)      the Company at:   TAM Restaurant Holding Corp.
                                    1163 Forest Avenue
                                    Staten Island, New York 10310
                                    Attn: Frank Cretella

                  with a copy to:   Tenzer Greenblatt LLP
                                    The Chrysler Building
                                    405 Lexington Avenue
                                    New York, New York 10174-0208
                                    Attention: Robert J. Mittman, Esq.

         or such other address as the Company has designated in writing to the Holder; or

                  the Holder at:   c/o Kayne Anderson Investment
                                   Management, Inc.
                                   1800 Avenue of the Stars, Second Floor
                                   Los Angeles, California  90067
                                   Attention:  David Shladovsky, General Counsel

         or such other address as the Holder has designated in writing to the Company.

13.      Headings.

         The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

14.      Applicable Law.

         This Warrant shall be governed by and construed in accordance with the laws of New York.

         IN WITNESS WHEREOF TAM Restaurant Holding Corp. has caused this Warrant to be signed by its Chairman of the Board and its corporate seal to be hereunto affixed and attested by its Secretary this 31st day of October, 1997.



ATTEST: _________________________                  TAM RESTAURANT HOLDING CORP.


                                                   By:
                                                      -------------------------
                                                         Chairman of the Board


[Corporate Seal]

                                SUBSCRIPTION FORM

                          TAM RESTAURANT HOLDING CORP.

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, _______________ Shares of Common Stock provided for therein, and makes payment therefor in full at the price per share provided by said Warrant.

         Unless the Shares have been registered under the Securities Act of 1933, as amended, the undersigned hereby represents and warrants to TAM Restaurant Holding Corp. that it is acquiring the Shares for its own account for investment and not with a view to or for sale in connection with a distribution thereof.

Dated:_____________________________

Name of Holder or Assignee:


___________________________________
(Please Print)


Address:___________________________


___________________________________


Signature:_________________________

                           Note: The above signature must correspond with the name as it appears upon the face of the within Warrant certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.


Signature Guaranteed:


__________________________________


(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)

                                   ASSIGNMENT

                          TAM RESTAURANT HOLDING CORP.

                 (To be signed only upon assignment of Warrant)

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


_______________________________________________________________________________
          (Name and Address of Assignee Must Be Printed or Typewritten)

_______________________________________________________________________________

the within Warrant, hereby irrevocably constituting and appointing ____________________ Attorney to transfer said Warrants on the books of TAM Restaurant Holding Corp., with full power of substitution in the premises.


Dated:______________________________


____________________________________
   Signature of Registered Holder

                           Note:  The above signature must correspond
                                  with the name as it appears upon the
                                  face of the within Warrant
                                  certificate in every particular,
                                  without alteration or enlargement or
                                  any change whatever.


Signature Guaranteed:


__________________________________


(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)

                               PARTIAL ASSIGNMENT

                          TAM RESTAURANT HOLDING CORP.

                 (To be signed only upon assignment of Warrant)

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________
          (Name and Address of Assignee Must Be Printed or Typewritten)

_______________________________________________________________________________


the right to purchase __________________ shares of the Common Stock of TAM Restaurant Holding Corp. (the "Company") by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and hereby irrevocably constitutes and appoints ________________________ Attorney to transfer said Warrants on the books of the Company with full power of substitution in the premises.

Dated:________________________________


______________________________________
   Signature of Registered Holder

                           Note:    The above signature must correspond
                                    with the name as it appears upon the
                                    face of the within Warrant
                                    certificate in every particular,
                                    without alteration or enlargement or
                                    any change whatever.


Signature Guaranteed:


_____________________________________


(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)